UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 7, 2021, Scott L. Bowser, the former Vice President, Commercial and Industrial Solutions (“CIS”) and Chief Operating Officer of Modine Manufacturing Company (the “Company”), ceased employment with the Company due to the elimination of the Vice President, CIS and Chief Operating Officer position.  This Amendment No. 1 to the Form 8-K dated January 7, 2021 filed by the Company in connection with Mr. Bowser’s separation is being filed to provide the final terms of the Company’s separation arrangement with Mr. Bowser, which have been determined as of March 16, 2021. Under the separation arrangement, Mr. Bowser is eligible to receive, among other things, the following:

•	52 weeks of severance pay at the same base rate paid to him prior to his termination (and subject to applicable wage and tax deductions) under the Company’s Supplemental Severance Plan;

•
a lump-sum cash payment equivalent to 50% of his annual salary and 50% of his prevailing Long-term Incentive Plan (“LTIP”) target under the terms of the CEO Transition Retention Agreement to which Mr. Bowser was a party; and

•
pursuant to a Restrictive Covenant Agreement, Mr. Bowser will receive certain unvested Restricted Stock Units granted under the FY18, FY19, FY20 and 50% of FY21 LTIP plans, his unvested Performance Shares applicable to the FY19-21 period will continue to vest on their normal vesting schedule, and a pro-rated Management Incentive Plan payment for FY21 (if and to the extent approved by the Human Capital and Compensation Committee in the ordinary course).

The separation benefits described above are subject to a general release of claims against the Company, a customary restrictive covenant agreement and other customary conditions.  The separation arrangement with Mr. Bowser is subject to his timely execution and non-revocation of the general release of claims against the Company, and is qualified in its entirety by the terms of the Separation Letter Agreement between the Company and Mr. Bowser, effective as of March 16, 2021, a copy of which will be attached as an exhibit to the Company’s Form 10-K for the fiscal year ending March 31, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein Vice President, General Counsel and Corporate Secretary

Date:  March 22, 2021